UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2019

Flotek Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13270	90-0023731
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10603 W. Sam Houston Pkwy N., Suite 300 Houston, Texas		77064
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 849-9911

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	FTK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 24, 2019, the stockholders of Flotek Industries, Inc. (the “Company”) approved (i) the Company’s 2019 Non-Employee Director Incentive Plan (the “Director Incentive Plan”), (ii) an amendment to the Company’s 2012 Employee Stock Purchase Plan (as amended, the “2012 ESPP”), and (iii) an amendment to the Company’s 2018 Long-Term Incentive Plan (as amended, the “2018 Plan,” and collectively with the Director Incentive Plan and the 2012 ESPP, the “Plans”). The terms of the Plans were previously disclosed in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 24, 2019 (the “2019 Proxy Statement”) for the 2019 annual meeting of stockholders of the Company (the “Annual Meeting”).

The full text of the Plans were included as Exhibits A, B, and C, respectively, to the 2019 Proxy Statement, which exhibits are incorporated herein by reference. The descriptions of the Plans in the 2019 Proxy Statement are qualified in their entirety by the full text of each such Plan set forth in the respective exhibits.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 24, 2019, the Company held the Annual Meeting. At the Annual Meeting, the stockholders elected all of the Company’s nominees for director, approved the Director Incentive Plan, approved amendments to the 2012 ESPP and the 2018 Plan, approved the compensation of the Company’s named executive officers on a non-binding advisory basis, selected “1 Year” as the frequency of future advisory votes on executive compensation on a non-binding advisory basis and ratified the selection of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.

A total of 53,572,975 shares of the Company’s common stock were present at the meeting in person or by proxy, which represented approximately 91.8% of the outstanding shares of the Company’s common stock as of March 29, 2019, the record date for the Annual Meeting.

(1) Proposal One: Election of directors to serve until the next annual meeting of stockholders of the Company or until their successors are duly elected and qualified, or until their earlier resignation or removal. Each director was elected as follows:

Name	For	Against	Abstain	Broker Non-Votes
Michelle M. Adams	31,685,841	834,827	633,666	20,418,641
Ted D. Brown	31,614,098	904,320	635,916	20,418,641
John W. Chisholm	28,616,181	4,348,167	189,986	20,418,641
L. Melvin Cooper	29,281,012	3,679,748	193,574	20,418,641
Paul W. Hobby	32,413,446	594,522	146,366	20,418,641
L.V. “Bud” McGuire	31,664,499	1,296,211	193,624	20,418,641
David Nierenberg	32,547,952	534,441	71,941	20,418,641

(2) Proposal Two: Approval of the Director Incentive Plan. The Director Incentive Plan was approved as follows:

For	Against	Abstain	Broker Non-Votes
31,561,135	1,422,273	170,926	20,418,641

(3) Proposal Three: Approval of an amendment to the 2012 ESPP. An amendment to the 2012 ESPP was approved as follows:

For	Against	Abstain	Broker Non-Votes
31,903,903	1,184,553	65,878	20,418,641

(4) Proposal Four: Approval of an amendment to the 2018 Plan. An amendment to the 2018 Plan was approved as follows:

For	Against	Abstain	Broker Non-Votes
31,935,552	1,043,551	175,231	20,418,641

(5) Proposal Five: Advisory Vote to Approve Executive Compensation. The compensation of the Company’s named executive officers was approved, on a non-binding advisory basis, as follows:

For	Against	Abstain	Broker Non-Votes
31,885,321	1,067,612	201,401	20,418,641

(6) Proposal Six: Advisory Vote to Approve Frequency of Future Advisory Votes on Executive Compensation. The frequency of future advisory votes on the compensation of the Company’s named executive officers was approved, on a non-binding advisory basis, as follows:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
30,268,272	975,157	1,688,619	222,286	20,418,641

(7) Proposal Seven: Ratification of Selection of Moss Adams LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2019. The selection of Moss Adams LLP was ratified as follows:

For	Against	Abstain
52,498,745	597,931	476,299

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOTEK INDUSTRIES, INC.

Date: May 31, 2019	/s/ Elizabeth T. Wilkinson
Elizabeth T. Wilkinson
Chief Financial Officer